EXHIBIT 11.1

                              SUNPHARM CORPORATION
               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
                             AND NET LOSS PER SHARE

            For six months ended June 30,1998:

                                                      DAYS
                       TOTAL SHARES                OUTSTANDING
                       --------------            ----------------
                           5,737,828      x             7             =             40,164,796

                           5,745,618      x            56             =            321,754,608

                           5,748,618      x            15             =             86,229,270

                           5,758,901      x            13             =             74,865,713

                           5,760,330      x            22             =            126,727,260

                           5,767,830      x            68             =            392,212,440

                                                 ----------------             -----------------
                                                       181                       1,041,954,087

                 Weighted Average Shares =         1,041,954,087 /181=               5,756,652
                 Net Loss Per Share =               $(2,087,980) /5,756,652=            $(0.36)

            For six months ended June 30,1997:
                                                      DAYS
                          TOTAL SHARES             OUTSTANDING
                         --------------          ----------------
                           3,708,879      x            87             =            322,672,473

                           5,537,165      x             4             =             22,148,660

                           5,607,471      x            76             =            426,167,796

                           5,672,471      x            14             =             79,414,594

                                                 ----------------             -----------------
                                                       181                         850,403,523

                 Weighted Average Shares =           850,403,523 /181=               4,698,362
                 Net Loss Per Share =               $(1,867,119) /4,698,362=            $(0.40)

            For three months ended June 30,1998:
                                                      DAYS
                          TOTAL SHARES             OUTSTANDING
                         --------------          ----------------
                           5,758,901      x             1             =              5,758,901

                           5,760,330      x            22             =            126,727,260

                           5,767,830      x            68             =            392,212,440

                                                 ----------------             -----------------
                                                       91                          524,698,601

                 Weighted Average Shares =           524,698,601 /91=                5,765,919
                 Net Loss Per Share =               $(1,048,853) /5,765,919=            $(0.18)

            For three months ended June 30,1997:
                                                     DAYS
                          TOTAL SHARES             OUTSTANDING
                         --------------          ----------------
                           5,537,165      x             1             =              5,537,165

                           5,607,141      x            76             =            426,142,716

                           5,672,471      x            14             =             79,414,594

                                                 ----------------             -----------------
                                                       91                          511,094,475

                 Weighted Average Shares =           511,094,475 /91=                5,616,423
                 Net Loss Per Share =                 $(946,576) /5,616,423=            $(0.17)

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